UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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QUEST RESOURCE HOLDING CORPORATION

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QUEST RESOURCE HOLDING CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 29, 2023

The Annual Meeting of Stockholders of Quest Resource Holding Corporation, a Nevada corporation, will be held at 9:00 a.m., local time, on Thursday, June 29, 2023, at the offices of Quest Resource Holding Corporation, 3481 Plano Parkway, The Colony, Texas 75056, for the following purposes:

1. To elect two directors, each to serve for a three-year term expiring in 2026.

2. To provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2022, or say-on-pay.

3. To approve an amendment to our 2012 Incentive Compensation Plan (the “2012 Plan”) to extend the term of the 2012 Plan.

4. To ratify the appointment of Semple, Marchal and Cooper, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending December 31, 2023.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on May 22, 2023 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to vote by proxy as soon as possible by mail by following the instructions on the proxy card. You may vote in person at the meeting even if you have previously given your proxy.

Sincerely,

/s/ Brett W. Johnston

Brett W. Johnston

Secretary

The Colony, Texas

June 1, 2023

i

QUEST RESOURCE HOLDING CORPORATION

3481 Plano Parkway

The Colony, Texas 75056

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The enclosed proxy is being solicited on behalf of Quest Resource Holding Corporation, a Nevada corporation (the “Company”), by our Board of Directors for use at our Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Thursday, June 29, 2023, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The meeting will be held at the offices of Quest Resource Holding Corporation, 3481 Plano Parkway, The Colony, Texas 75056. If you need directions to the location of the meeting, please call (972) 464-0004.

These proxy solicitation materials were first released on or about June 1, 2023 to all stockholders entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 29, 2023.

These proxy materials, which include the notice of annual meeting, this proxy statement, and our 2022 Annual Report for the fiscal year ended December 31, 2022, are available at https://www.cstproxy.com/qrhc/2023.

Stockholders Entitled to Vote; Record Date; How to Vote

Stockholders of record at the close of business on May 22, 2023, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were outstanding 19,747,060 shares of our common stock. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

If, on May 22, 2023, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting. Alternatively, you may vote by using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by filling out and returning the enclosed proxy card or online as instructed on the enclosed proxy card to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend the meeting and vote in person.

If, on May 22, 2023, your shares were held in an account at a brokerage firm, bank, or similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. You should have received voting instructions with these proxy materials from that organization rather than from us. You should follow the instructions provided by that organization to submit your proxy. You are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the meeting.

Quorum; Required Vote; Broker Non-Votes and Abstentions

The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Votes cast in person or by proxy at the meeting will be tabulated by the election inspector appointed for the meeting, who will determine whether a quorum is present.

Assuming that a quorum is present, the affirmative vote of a majority of the votes cast will be required to elect directors, to approve an amendment to the 2012 Plan and to ratify the appointment of Semple, Marchal and Cooper, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending December 31, 2023. The advisory vote on the compensation of our named executive officers for fiscal 2022, or say-on-pay, is non-binding, but the Board of Directors will consider the input of stockholders based on a majority of votes cast for the say-on-pay proposal.

Brokers, banks, or other nominees that hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals when they have not received instructions from the beneficial owner, such as the ratification of the appointment of Semple, Marchal and Cooper, LLP as the independent registered public accountant of our company for the fiscal year ending December 31, 2023. If a broker, bank, or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is not “routine,” a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the “non-routine” proposals.

Please note that brokers, banks, and other nominees may not use discretionary authority to vote shares on the election of directors, the say-on-pay proposal or the proposal to amend the 2012 Plan. For your vote to be counted in the election of directors, the say-on-pay proposal or the proposal to amend the 2012 Plan, you will need to communicate your voting decisions to your broker, bank, or other nominee before the date of the meeting.

As provided in our bylaws, a majority of the votes cast means that the number of votes cast “for” a proposal exceeds the number of votes cast “against” that proposal. Because abstentions and broker non-votes do not represent votes cast “for” or “against” a proposal, broker non-votes and abstentions will have no effect on the election of directors, the say-on-pay proposal, the proposal to amend our 2012 Plan or the proposal to ratify the appointment of Semple, Marchal and Cooper, LLP as the independent registered public accountant of our company for the fiscal year ending December 31, 2023, as each such proposal is determined by reference to the votes actually cast by the shares present in person or by proxy at the meeting and entitled to vote.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. Except as provided above under “Quorum; Required Vote; Broker Non-Votes and Abstentions,” if no specification is indicated, the shares will be voted (1) “for” the election of each of the two director nominees set forth in this proxy statement, (2) “for” the approval of the compensation of our named executive officers for fiscal 2022, (3) “for” the approval of an amendment to our 2012 Plan to extend the term of the 2012 Plan, and (4) “for” the ratification of the appointment of Semple, Marchal and Cooper, LLP as the independent registered public accountant of our company for the fiscal year ending December 31, 2023. If any other matter is properly presented at the meeting, the individuals specified in the proxy will vote your shares using their best judgment.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

Our 2022 Annual Report to Stockholders, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The information contained in the “Report of the Audit Committee” shall not be deemed “filed” with the Securities and Exchange Commission, or the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in our Annual Report on Form 10-K also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Secretary at the address of our executive offices set forth in this proxy statement.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Our articles of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. The number of directors has been fixed at seven and that number of directors is divided into three classes, with one class standing for election each year for a three-year term. Our Board of Directors has nominated Stephen A. Nolan and Audrey P. Dunning for election as Class II directors for three-year terms expiring in 2026 or until their respective successors are elected and qualified. Mr. Nolan is a Class II director whose term will expire at the 2023 Annual Meeting of Stockholders. However, Ms. Dunning is a new director nominee recommended by a non-management director to be nominated for election as a Class II director at the 2023 Annual Meeting of Stockholders.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “for” each of the nominees named above. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

Our Board of Directors recommends a vote “for” the nominees named herein.

The following table sets forth certain information regarding our directors and director nominees:

Name	Age	Position
Daniel M. Friedberg	61	Chairman of the Board (2)(4)
S. Ray Hatch	63	President, Chief Executive Officer, and Director (4)
Glenn A. Culpepper	67	Director (3)(4)
Ronald L. Miller, Jr.	59	Director (1)(3)
Stephen A. Nolan	62	Director (1)(3)
Sarah R. Tomolonius	43	Director (1)(2)
Audrey P. Dunning	61	Director Nominee (5)

(1) Member of the Audit Committee

(2) Member of the Nominations and Corporate Governance Committee

(3) Member of the Compensation Committee

(4) Member of the Strategic Planning Committee

(5) Ms. Dunning is a new director nominee and is not currently a director of the Board, or a member of any of its committees. The Board has not yet determined to which Committees, if any, Ms. Dunning would be appointed if she is elected by our stockholders at the 2023 Annual Meeting of Stockholders.

Daniel M. Friedberg has served as Chairman of the Board of our company since April 2019. Mr. Friedberg has served as the Chief Executive Officer of Hampstead Park Capital Management LLC, a private equity investment firm, since its founding in May 2016 and as a Managing Member of 325 Capital, LLC since its founding in 2016. Mr. Friedberg also serves as Chief Executive Officer of Roundtrip EV Solutions, Inc., a private company in the electric vehicle industry since May 2021. Previously, Mr. Friedberg was Chief Executive Officer and Managing Partner of Sagard Capital Partners L.P., a private equity investment firm, from its founding in January 2005 until May 2016. In addition, from January 2005 to May 2016, he was also a Vice President of Power Corporation of Canada, a diversified international management holding company. Mr. Friedberg was with global strategy management consultants Bain & Company, as a consultant from 1987 to 1991 and then again as a Partner from 1997 to 2005. Mr. Friedberg started with Bain & Company in the London office in 1987, was a founder of the Toronto office in 1991, and a founder of the New York office in 2000, leading the Canadian and New York private equity businesses. From 1991 to 1997, Mr. Friedberg worked as Vice President of Strategy and Development for a U.S.-based global conglomerate and as an investment professional in a Connecticut-based boutique private equity firm. Mr. Friedberg serves as a member of the Board of Directors of Transact Technologies, Inc. (NASDAQ: TACT) since March 2022, and as a member of the Board of Directors of Roth CH Acquisition IV Co. (NASDAQ: ROCG), a publicly-traded special purpose acquisition company, since August 2021. Mr. Friedberg has served as a member on the Board of Directors of each of Roth CH Acquisition III Co. (NASDAQ: ROCR), a publicly-traded special purpose acquisition company, from March 2020 to March 2021 until its merger with QualTek Services Inc. (NASDAQ: QTEK); Roth CH Acquisition II Co. (NASDAQ: ROCC), a publicly-traded special purpose acquisition company, from December 2020 until its merger with Reservoir Holdings, Inc. in July 2021; Roth CH Acquisition I Co. (NASDAQ: ROCH), a publicly-traded special purpose acquisition company, from February 2020 until its merger with PureCycle Technologies, Inc. (NASDAQ: PCT) in March 2021; Performance Sports Group Ltd. (formerly NYSE: PSG), a leading developer and manufacturer of ice hockey, roller hockey, lacrosse, baseball and softball sports equipment, as well as related apparel and soccer apparel, from March 2016 to July 2016; InnerWorkings, Inc. (formerly NASDAQ: INWK), a leading global marketing execution firm serving Fortune 1000 brands across a wide range of industries, from March 2014 to August 2016.; GP Strategies Corp. (formerly NYSE: GPX), a provider of sales and technical training, E-learning, management consulting and engineering services, from 2009 to August 2016; and X-Rite, Inc. (formerly NASDAQ: XRIT), a former developer, manufacturer, marketer and supporter of innovative color solutions through measurement systems, software, color standards and services, from 2008 to 2012 and as Chairman of the Board of two private companies: Integramed America Inc. and Vein Centers of America Inc. Mr. Friedberg also serves on the private board of directors of USA Field Hockey and is an advisor to Connecticut Innovations Greentech Fund. We believe that Mr. Friedberg’s experience as the Chief Executive Officer of two investment firms, his experience as an executive with a leading global management consulting firm, his extensive experience in investing in private and public companies, and his service on multiple boards of directors provide him with knowledge and experience with respect to organizational, financial, operational, M&A, and strategic planning matters and provide the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on our Board of Directors.

S. Ray Hatch has served as President, Chief Executive Officer, and a director of our company since February 2016. Mr. Hatch served as President of Merchants Market Group, LLC, an international foodservice distribution company, from February 2014 to January 2016. From June 2008 to January 2014, Mr. Hatch served in various roles with Oakleaf Waste Management, a provider of waste outsourcing that was acquired by Waste Management, including as Executive Vice President and Chief Operating Officer of Greenleaf Equipment from May 2010 to January 2014 and Senior Vice President Regional Sales from June 2008 to May 2010. From July 2003 to October 2007, Mr. Hatch served in various positions with Food Services of America, a wholesale food distributor, including as Senior Vice President of Sales and Marketing and Chief Marketing Officer from August 2005 to October 2007 and Executive Vice President – Western Washington Group from July 2003 to August 2005. Mr. Hatch served as Division President of U.S. Foodservice (formerly, Alliant Foodservice), a food service distributor, from January 1999 to July 2003. We believe Mr. Hatch’s position as President and Chief Executive Officer of our company, his intimate experience with all aspects of the operations, opportunities, and challenges of our company, and his prior service in the environmental services industry provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Glenn A. Culpepper has served as a director of our company since July 2021. Mr. Culpepper has served as a director, investor, and consultant to companies in the environmental services, construction materials, and mining industries during the past five years. From February 2015 to June 2016, Mr. Culpepper was a Senior Vice President with Newmont Mining Corp, the world’s largest gold mining company. Mr. Culpepper was the Executive Vice President and Chief Financial Officer of Republic Services, Inc., the second largest solid waste services company in the United States, from January 2013 to August 2014. He was the Chief Financial Officer of Summit Materials, Inc., a leading business in the aggregates and construction materials sector, from July 2010 to December 2012. Prior to that, Mr. Culpepper spent 21 years at CRH plc, a large publicly-traded multinational construction materials company based in Dublin, Ireland, including two years as its principal financial officer and member of its board of directors, and 13 years as the Chief Financial Officer of its North American operation, Oldcastle Materials, Inc. Prior to CRH, he held roles of increasing responsibility in audit, tax, and mergers and acquisitions at Price Waterhouse. We believe Mr. Culpepper’s experience as a senior executive and Chief Financial Officer of several companies and his executive and board experience at other companies provide the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on our Board of Directors.

Ronald L. Miller, Jr. has served as a director of our company since October 2012. Mr. Miller served as a director of one of our predecessors from July 2010 to October 2012. Mr. Miller has served as Chief Investment Officer of the Jackson Family Office since February 2023. The Jackson Family Office is a Scottsdale, AZ-based family office with real estate, fixed-income, and private equity investments. He previously served on a full-time basis as President of Windsor Westfield Management, LLC, a financial consulting and strategic planning firm, from October 2021 to January 2023. From June 2021 to September 2021, Mr. Miller served as Interim Chief Executive Officer of That’s Eatertainment Corp. and as Executive Vice President, Chief Financial Officer, and Secretary of that company from December 2015 until May 2021. He was a principal of its predecessor, Modern Round LLC, from February 2014 until December 2015. Mr. Miller served as a Managing Director of CKS Securities LLC, an investment banking firm, from February 2010 to December 2011. He served as Vice Chairman of Miller Capital Markets, LLC, a Scottsdale, Arizona, headquartered boutique investment banking firm from May 2009 to August 2009. Mr. Miller served as Chief Executive Officer of Alare Capital Partners, LLC, a Scottsdale-based investment banking and strategic advisory firm, from September 2007 to May 2009. From 2001 to 2005, Mr. Miller served as a Managing Director of The Seidler Companies Incorporated, an investment banking firm and member of the NYSE. Mr. Miller served from 1998 to 2001 as a Senior Vice President and was instrumental in the opening of the Phoenix, Arizona office of Wells Fargo Van Kasper. From 1994 to 1998, Mr. Miller served as Senior Vice President of Imperial Capital, and from 1993 to 1994, was associated with the Corporate Finance Department of Ernst & Young. Mr. Miller began his career in the M&A department of PaineWebber, Inc. That’s Eatertainment Corp. filed a voluntary petition for bankruptcy under Chapter 7 of the U.S. Bankruptcy Code on September 8, 2021. We believe Mr. Miller’s prior leadership roles and his investment banking experience provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Stephen A. Nolan has served as a director of our company since April 2019. Mr. Nolan has served as President and Chief Operating Officer of SGS North America, the world’s largest testing, inspection and certification company, since August 2019. From June 2013 to April 2018, Mr. Nolan served as Chief Financial Officer and, subsequently, Chief Executive Officer and a member of the Board of Directors of Hudson Global, Inc. (HSON), a

global provider of professional recruitment, talent management, and recruitment process outsourcing services. From September 2004 to December 2012, Mr. Nolan served as Chief Financial Officer of Adecco North America, a staffing and human capital solutions company. From November 2001 to September 2004, Mr. Nolan served as Chief Financial Officer for DHL Global Forwarding NA, a freight forwarding business. From April 2000 to November 2001, Mr. Nolan served as Corporate Controller for Newpower, a residential energy marketing start-up. From December 1985 to March 2000, Mr. Nolan served in Finance roles at Reckitt Benckiser, a global consumer products company. From October 1981 to December 1985, Mr. Nolan served as Audit Senior for PwC. We believe Mr. Nolan’s experience as the Chief Financial Officer and Chief Operating Officer of a number of companies and his executive and board experience at other companies provide the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on our Board of Directors.

Sarah R. Tomolonius has served as a director of our company since September 2016. Ms. Tomolonius is a Partner, Head of Investor Relations at M13, a consumer tech-focused full-service venture capital engine, where she has served since March 2020. Ms. Tomolonius co-founded the Sustainability Investment Leadership Council in January 2015. Ms. Tomolonius served as Vice President, Marketing and Investor Relations for Arlon Group, a food and agriculture investment firm, from December 2012 to June 2018, and served as Senior Professional, Management Reporting & Analytics from December 2010 to December 2012. From October 2008 to December 2010, Ms. Tomolonius served as Associate, Investor Relations for Citi Private Equity, a private equity group that was acquired by StepStone Group in October 2010. From October 2005 to September 2007, Ms. Tomolonius served as Research Analyst, Corporate & Public Affairs Group of Edelman, a global public relations firm. Ms. Tomolonius served as Program Assistant, Water & Coastal Program of Natural Resources Defense Council, a non-profit international environmental advocacy group, from October 2002 to September 2005. Ms. Tomolonius also served as Chair of the Sustainability Committee for the New York Alternative Investment Roundtable. Ms. Tomolonius serves as President of the Board of HeARTs Speak, a nonprofit organization. We believe that Ms. Tomolonius’s experience in the environmental and financial industries and her focus on sustainability provide the requisite qualifications, skills, perspectives, and experiences that make her well qualified to serve on our Board of Directors.

Audrey P. Dunning, a new director nominee, is currently the founder and Chief Executive Officer of AMP Growth Advisors, a firm that specializes in strategic planning, business development, executive coaching and advises on digital transformation and technology risk management, since 2019. Ms. Dunning currently serves on the Board of Directors for TransAct Technologies (NASDAQ: TACT), a global leader in software-driven technology and printing solutions for high-growth markets, since March 2022. Ms. Dunning also served on the Board of Directors for TriState Capital Holdings (NASDAQ: TSC) from January 2020 through its acquisition by Raymond James Financial (NYSE: RJF) in June 2022 and remains an advisory board member to TSC. Ms. Dunning has previously served as a director of the Pittsburgh Branch of the Federal Reserve Bank of Cleveland from January 2015 through December 2020, and the board of Dollar Bank, FSB from January 2016 to December 2019. Ms. Dunning also served as the Chief Executive Officer of Summa Technologies, a digital solutions consultancy company that combined its human-centered design, strategy, and agile software development capabilities to power businesses and deliver engaging customer experiences from 2007 until its acquisition by CGI, Inc. (NYSE:GIB) in 2017. We believe that Ms. Dunning’s experience as a former and current Chief Executive Officer, combined with her broad experience across information technology and digital transformation initiatives makes her well qualified to be nominated to serve on our Board of Directors.

There are no family relationships among any of our directors, director nominees, and executive officers.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined, after considering all of the relevant facts and circumstances, that Messrs. Culpepper, Friedberg, Miller, and Nolan, Mses. Tomolonius and our new director nominee, Dunning, are independent directors, as “independence” is defined by the listing standards of the Nasdaq Stock Market, or Nasdaq, and by the SEC, because they have no relationship with us that would interfere with their exercise of independent judgment in carrying out their responsibilities as a director. Mr. Hatch is an employee director.

Classification of our Board of Directors

Our Board of Directors is divided into three classes, with one class standing for election each year for a three-year term. At each annual meeting of stockholders, directors of a particular class are elected for three-year terms to succeed the directors of that class whose terms are expiring. Mr. Culpepper and Ms. Tomolonius are Class I directors whose terms will expire in 2025. Mr. Nolan is a Class II director whose term will expire at the 2023 Annual Meeting of Stockholders. Ms. Dunning is a new director nominee and if elected at the 2023 Annual Meeting of Stockholders will serve as a Class II director. Messrs. Friedberg, Hatch, and Miller are Class III directors whose terms will expire in 2024.

Committee Charters, Corporate Governance Guidelines, and Codes of Conduct and Ethics

Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, Code of Conduct that applies to all of our directors, officers, and employees, including our principal executive officer and principal financial and accounting officer, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website, at https://investors.qrhc.com, the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials specified by SEC regulations. These documents are also available in print, free of charge, to any stockholder requesting a copy in writing from our Secretary at the address of our executive offices.

Executive Sessions

We regularly schedule executive sessions in which independent directors meet without the presence or participation of management. The Chairman of our Board of Directors serves as the presiding director of such executive sessions.

Board Committees

Our bylaws authorize our Board of Directors to appoint from among its members one or more committees consisting of one or more directors. Our Board of Directors has established standing Audit, Compensation, and Nominations and Corporate Governance Committees, each consisting entirely of independent directors as “independence” is defined by the listing standards of Nasdaq and by the SEC. The Board of Directors also established a standing Strategic Planning Committee in July 2019.

The Audit Committee

The purpose of the Audit Committee includes overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company and providing assistance to our Board of Directors with respect to its oversight of the integrity of our company’s financial statements, our company’s compliance with legal and regulatory requirements, the independent registered public accountant’s qualifications and independence, and the performance of our company’s independent registered public accountant. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent registered public accountant to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent registered public accountant and our financial accounting staff; and reviews and approves any transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. Miller and Nolan and Ms. Tomolonius. Our Board of Directors has determined that each of Messrs. Miller and Nolan and Ms. Tomolonius, whose backgrounds are detailed above, qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Miller chairs the Audit Committee.

The Compensation Committee

The purpose of the Compensation Committee includes determining, or, when appropriate, recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company in light of the goals and objectives of our compensation program for that year. As part of its responsibilities, the Compensation Committee evaluates the performance of our Chief Executive Officer and, together with our Chief Executive Officer, assesses the performance of our other executive officers. The Compensation Committee is entitled to delegate its responsibilities to a subcommittee of the Compensation Committee, which complies with the applicable rules and regulations of the Nasdaq Stock Market, the SEC, and other regulatory bodies. From time to time the Compensation Committee retains the services of independent compensation consultants to review a wide variety of factors relevant to executive compensation, trends in executive compensation, and the identification of relevant peer companies. The Compensation Committee makes all determinations regarding the engagement, fees, and services of its compensation consultants, and its compensation consultants report directly to the Compensation Committee.

The Compensation Committee currently consists of Messrs. Culpepper, Miller, and Nolan. Mr. Nolan chairs the Compensation Committee.

The Strategic Planning Committee

The Strategic Planning Committee provides assistance to our Board of Directors in assessing whether our management has the resources necessary to implement our company’s strategy; assessing external developments and factors, including changes in the economy, competition and technology, on our company’s strategy and execution of its strategy; and advising on strategic development activities, including those not in the ordinary course of business, under consideration from time to time by our company. The Strategic Planning Committee currently consists of Messrs. Friedberg, Culpepper and Hatch. Mr. Friedberg chairs the Strategic Planning Committee.

The Nominations and Corporate Governance Committee

The purpose of the Nominations and Corporate Governance Committee includes the selection or recommendation to our Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of our Board of Directors, the oversight of the evaluations of our Board of Directors and management, and the development and recommendation to our Board of Directors of a set of corporate governance principles applicable to our company.

The Nominations and Corporate Governance Committee currently consists of Mr. Friedberg and Ms. Tomolonius. Mr. Friedberg chairs the Nominations and Corporate Governance Committee.

The Nominations and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the information required by our bylaws is submitted in writing in a timely manner addressed and delivered to our Secretary at the address of our executive offices. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors.

Risk Assessment of Compensation Policies and Practices

We have assessed the compensation policies and practices with respect to our employees, including our executive officers, and have concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company.

Board’s Role in Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

In its oversight role, our Board of Directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory, and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the SEC as well as risks relating to various specific developments, such as acquisitions, debt and equity placements, and new service offerings.

Our board committees assist our Board of Directors in fulfilling its oversight role in certain areas of risk. Pursuant to its charter, the Audit Committee oversees the financial and reporting processes of our company and the audit of the financial statements of our company and provides assistance to our Board of Directors with respect to the oversight and integrity of the financial statements of our company, our company’s compliance with legal and regulatory requirements, the independent registered public accountant’s qualification and independence, and the performance of our independent registered public accountant. The Compensation Committee considers the risk of our compensation policies and practices and endeavors to assure that it is not reasonably likely that our compensation plans and policies would have a material adverse effect on our company. Our Nominations and Corporate Governance Committee oversees governance related risk, such as board independence, conflicts of interests, and management and succession planning.

Board Diversity

We seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board of Directors. We believe directors should have various qualifications, including individual character and integrity; business experience; leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. The assessment of prospective directors is made in the context of the perceived needs of our Board of Directors from time to time.

All of our directors have held high-level positions in business or professional service firms and have experience in dealing with complex issues. We believe that all of our directors are individuals of high character and integrity, are able to work well with others, and have committed to devote sufficient time to the business and affairs of our company. In addition to these attributes, the description of each director’s background set forth above indicates the specific qualifications, skills, perspectives, and experience necessary to conclude that each individual should continue to serve as a director of our company.

Board Diversity Matrix (As of May 22, 2023)

Total Number of Directors				6
Part I. Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	5
Part II. Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Environmental, Social and Governance Principles

In 2023, we intend to continue our efforts to formalize and improve environmental, social, and governance (”ESG”) programs as well as to increase transparency and disclosure about these programs. As reflected elsewhere in this proxy statement, we continued our commitment in 2022 to strong corporate governance principles, which include standing committees of the Board comprised of only independent directors, prohibition on pledging and hedging our stock, and strong corporate ethics and compliance policies such as our Code of Conduct and Code of Ethics. In 2022, we also revised our Safety Policy, Environmental Policy and Vendor Code of Conduct to reflect the ongoing enhancements being made in those areas.

Our business involves creating customer-specific programs and performing the related services for the collection, processing, recycling, disposal, and tracking of waste streams and recyclables. In addition, our programs and services enable our customers to address their environmental and sustainability goals and responsibilities. We believe our services are comprehensive, innovative, and cost effective. Our services are designed to enable our business customers to capture the commodity value of their waste streams and recyclables, reduce their disposal costs, enhance their management of environmental risks, enhance their legal and regulatory compliance, and achieve their sustainability goals while maximizing the efficiency of their assets. Our services currently focus on the waste streams and recyclables from big box grocers and other specialty retailers; automotive after-market operations such as automotive maintenance, quick lube, dealerships, and collision repair; transportation, logistics, and fleet operators; manufacturing and industrial facilities; multi-family and commercial properties; restaurant chains and food operations; malls and shopping centers; and construction and demolition projects. We currently concentrate on programs for recycling motor oil and automotive lubricants, oil filters, scrap tires, oily water, goods destruction, food waste, meat renderings, cooking oil and grease trap waste, plastics, cardboard, pallet, metal, glass, mixed paper, construction debris, as well as a large variety of regulated and non-regulated solid, liquid, and gas wastes. In addition, we offer products such as antifreeze and windshield washer fluid, dumpster and compacting equipment, and other minor ancillary services. We also provide information and data that tracks and reports the detailed transactional and environmental results of our services and provides actionable data to improve business operations. The data we generate enables our customers to address their sustainability, and ESG goals and responsibilities, and to report to internal and external parties such as employees, investors, business partners, and governmental agencies.

Some of our efforts to further our environmental and social principles include the programs described below.

Environmental Sustainability. We are dedicated to embodying the sustainable message that we educate our clients on. We recognize that reducing the environmental impact of our own operations is an important part of the value that we deliver to our customers. As a business focused on promoting the wise use of our natural resources, we have established a Sustainability Team to ensure that beyond the services we provide, we strive to create sustainability throughout our internal operations. Internally, we support environmental awareness by tracking our carbon footprint and encouraging recycling and waste management in our business practices and operating procedures. Special recycling receptacles have been set up at our offices to promote the separation and collection of designated recyclable materials. We encourage reducing and, when possible, eliminating the use of disposable products. Our source reduction decreases the consumption of valuable resources through workplace practices such as: communication through email and WebEx video conferencing when possible in place of travel; using two-sided photocopying; using green marketing tactics ranging from using recycled materials for printing and packaging to paperless advertising and marketing; and turning off lights when rooms are not in use.

Community. Increasingly, corporations are seeing not only the philanthropic value of giving back, but also the business value of integrating their community investment into their business practices. Our commitment focuses on engaging in a number of community events that provide support within the various communities in which our organization operates.

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At a local level with our corporate headquarters, we have elected to establish an ongoing community partnership with local charity organization, Susan G. Komen.
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To support communities where we perform work for our clients, we selectively partner with organizations that allow us to leverage our client relationships for greater community value. This includes things such as participating in Earth Day events to support a client’s commitment to zero waste, supporting a California beach clean up to kick off a client’s sustainability efforts, and participating in an event and giving to the U.S. Paralympics in support of a company’s annual gift drive.

Employee Safety. With respect to the challenges brought on by the coronavirus (COVID-19) pandemic, we enforced our values of embracing change by implementing various workplace safety measures designed to protect the health and safety of our employees. Specifically, we implemented recommended health and safety measures to minimize the risk of the coronavirus (COVID-19) spread to our employees, clients, and the communities in which we operate. We built our company’s infrastructure to be fully operational, even in times of disruption caused by catastrophic events such as natural disasters or a potential outbreak such as the one we have faced for the past several years. Our robust cloud-based IT infrastructure and powerful network has allowed us to successfully implement our Business Continuity Plan and switch to a 100% virtual environment. Our operating protocols allow for all employees to work from home, if needed, without losing access to any data, software, applications or information used in our everyday workflow to manage our customer's waste & recycling programs. In addition, we have established double redundancy for all critical functions and account management needs to ensure business continuity. We qualify as an “essential business” under applicable laws; however, due to strategic planning efforts with regard to our workforce, approximately 85% of our employees worked remotely in 2022. With respect to essential employees who worked in the office, we complied with all Centers for Disease Control and Prevention, state, and local guidelines.

Board Leadership Structure

We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles as well as the needs of our company at any point in time. Our Corporate Governance Guidelines support flexibility in the structure of our Board of Directors by not requiring the separation of the roles of Chief Executive Officer and Chairman of the Board.

We currently maintain separate roles between the Chief Executive Officer and Chairman of the Board in recognition of the differences between the two responsibilities. Our Chief Executive Officer is responsible for setting our strategic direction and day-to-day leadership and performance of our company. The Chairman of the Board provides input to the Chief Executive Officer, sets the agenda for board meetings, and presides over meetings of the full Board of Directors as well as executive sessions of the Board of Directors.

Clawback Policy

We adopted a clawback policy in May 2019. In the event we are required to prepare an accounting restatement of our financial results as a result of a material noncompliance by us with any financial reporting requirement under the federal securities laws, we will have the right to use reasonable efforts to recover from any current or former executive officers who received incentive compensation (whether cash or equity) from us during the three-year period preceding the date on which we were required to prepare the accounting restatement, any excess incentive compensation awarded as a result of the misstatement. In addition, we will also have the right to recover incentive compensation (whether cash or equity), if a participant, without our consent, while employed by or providing services to our company or any related entity or after termination of such employment or services, violates a non-competition, non-solicitation, or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with our Corporate Governance Guidelines, Code of Conduct, Code of Ethics for the CEO and Senior Financial Officers, or any other corporate governance materials specified by the SEC or exchange on which our common stock is listed. This policy is administered by the Compensation Committee of our Board of Directors. The policy is effective for financial statements for periods beginning on or after January 1, 2019.

Director and Officer Derivative Trading and Hedging Policy

We adopted a director and officer derivative trading and hedging policy in May 2019. Directors and executive officers of our company (including any family members residing in the household of a director or executive officer) may not engage in derivative trading or hedging involving our company’s securities or pledging or margining any common stock of our company.

Stock Ownership Guidelines

We adopted stock ownership guidelines for our non-employee directors and for our Chief Executive Officer, our Chief Financial Officer, and our Chief Operating Officer. Our non-employee directors and Chief Executive Officer are required to have stock ownership of our common stock with an acquisition price equal to at least $100,000 and our Chief Financial Officer and our Chief Operating Officer are each required to have stock ownership of our common stock with an acquisition price equal to at least $75,000.

Each individual has five years from the later of the date of adoption of these guidelines (April 3, 2019) or the date of appointment of the individual as a director or a designated executive officer to achieve the required ownership levels. We believe that these guidelines promote the alignment of the long-term interests of our designated executive officers and members of our Board of Directors with our stockholders.

Stock ownership generally includes shares directly owned by the individual (including any shares over which the individual has sole ownership, voting, or investment power); shares owned by the individual’s minor children and spouse and by other related individuals and entities over whose shares the individual has custody, voting control, or power of disposition; shares underlying restricted stock units, or “RSUs”, and deferred stock units, or “DSUs”, that have vested or will be vested within 60 days; shares held in trust for the benefit of the individual or the individual’s immediate family members; and shares owned through savings plans, such as our 401(k) Plan and our deferred compensation plan or acquired through our employee stock purchase plan.

The acquisition price for purposes of the stock ownership guidelines is the actual purchase price paid for shares of our common stock through open market purchases, private placements, the exercise of stock options, and similar purchases; the amount of cash compensation for executive base salaries or bonuses or director cash compensation exchanged for RSUs or DSUs; and the grant date price of shares underlying vested RSUs or DSUs issued other than in lieu of or in exchange for executive base salaries or bonus or director cash compensation.

The failure to satisfy the required ownership level may result in the ineligibility of the individual to receive stock-based compensation in the case of a designated executive officer or director or the inability to be a nominee for election to the Board of Directors in the case of a director.

Compensation Committee Interlocks and Insider Participation

During our fiscal year ended December 31, 2022, Messrs. Culpepper, Miller and Nolan served on our Compensation Committee. Messrs. Culpepper, Miller and Nolan had no material contractual or other relationships with us during such period except as directors and equity holders.

Board and Committee Meetings

Our Board of Directors held a total of five meetings during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, the Audit Committee held nine meetings; the Compensation Committee held four meetings; the Nominations and Corporate Governance Committee held four meetings; and the Strategic Planning Committee held four meetings. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she was a member.

Annual Meeting Attendance

We encourage each of our directors to attend each annual meeting of stockholders. To that end, and to the extent reasonably practicable, we regularly schedule a meeting of our Board of Directors on the same day as our annual meeting of stockholders. All of our directors attended our 2022 Annual Meeting of Stockholders.

Communications with Directors

Stockholders and other interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of Quest Resource Holding Corporation c/o any specified individual director or directors at the address of our executive offices. Any such letters are sent to the indicated directors.

MANAGEMENT

The following table sets forth certain information regarding our executive officers:

Name	Age	Position
S. Ray Hatch	63	President and Chief Executive Officer
Brett W. Johnston	47	Senior Vice President and Chief Financial Officer
David P. Sweitzer	60	Executive Vice President and Chief Operating Officer

S. Ray Hatch’s biography is set forth under the heading “Proposal One—Election of Directors—Nominees” above.

Brett W. Johnston has served as Senior Vice President and Chief Financial Officer of our company since November 2022. Mr. Johnston served as both Senior Vice President and Vice President of Finance and Business Development for the Construction Products Group at Arcosa, Inc., a publicly traded infrastructure products company, from November 2018 to October 2022. From 2003 until November 2018 when Arcosa spun off from Trinity Industries, a publicly traded multi-industry company, Mr. Johnston served in various roles for the Construction Materials division across operations, finance, strategic planning, business development, and sales and marketing including Vice President of Finance and Business Development, Vice President of Operations, and Vice President of Business Development.

David P. Sweitzer has served as Executive Vice President and Chief Operating Officer of our company since October 2016. Mr. Sweitzer served as Chief Sales Officer, Executive Vice President, and Senior Vice President of Sales of SMS Assist, L.L.C., a multisite property management technology company, from March 2013 to September 2016. Mr. Sweitzer served in various roles with Oakleaf Waste Management, a provider of waste outsourcing that was acquired by Waste Management, including Director of Business Development from July 2011 to March 2013, Client Solutions Vice President from February 2009 to July 2011, and Vice President of Industrial Programs and Account Management from July 2003 to January 2010. From April 1992 to June 2003, Mr. Sweitzer served as Market Manager/Specialist of Integrated Process Technologies, L.L.C., a facility maintenance service company.

EXECUTIVE COMPENSATION

Fiscal 2022 Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2022 and 2021, information with respect to compensation for services in all capacities to us and our subsidiaries earned by (i) our principal executive officer, (ii) our two most highly compensated executive officers other than our principal executive officer who were serving as an executive officer on December 31, 2022 and (iii) our former Senior Vice President and Chief Financial Officer whose compensation would have been disclosed pursuant to (ii) but for the fact that she was not serving as an executive officer at the end of the fiscal year ended December 31, 2022. We refer to these executive officers as our “named executive officers.”

				Stock and	All Other
Name and Principal Position	Year	Salary (1)	Bonus (1)	Option Awards (2)	Compensation (3)	Total
S. Ray Hatch	2022	$356,562	$261,218	$230,057	$26,980	$874,817
President, Chief Executive	2021	$344,389	$397,534	$214,838	$29,157	$985,918
Officer, and Director
Brett W. Johnston (4)	2022	$50,769	$70,892	$150,168	$1,250	$273,079
Senior Vice President and Chief	2021	—	—	—	—	—
Financial Officer
Laurie L. Latham (5)	2022	$162,883	$57,765	$15,000	$210,220	$445,868
Former Senior Vice President and	2021	$240,018	$166,202	$136,774	$20,060	$563,054
Chief Financial Officer
David P. Sweitzer	2022	$301,412	$162,896	$175,044	$24,737	$664,089
Executive Vice President and	2021	$288,951	$233,377	$161,129	$25,445	$708,902
Chief Operating Officer

(1) The amounts in this column reflect the amounts earned during the fiscal year, whether or not actually paid during such year.

(2) The amounts in this column reflect the aggregate probable grant date fair value of stock and option awards granted to our named executive officers during the fiscal year calculated in accordance with FASB ASC Topic 718, Stock Compensation. The valuation assumptions used in determining such amounts are described in the footnotes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The amounts reported in this column do not correspond to the actual economic value that may be received by our named executive officers from their option awards. Certain of the executive compensation is in the form of DSUs, in which the stock is fully vested upon issuance with delivery deferred until the executive leaves the Company.

(3) The named executive officers participate in certain group life, health, disability insurance, and medical reimbursement plans not disclosed in the Summary Compensation Table that are generally available to salaried employees and do not discriminate in scope, terms, and operation. However, we pay all health insurance premiums for Messrs. Hatch, Johnston and Sweitzer and for Ms. Latham, which amounts are included in this column. The figure shown for each named executive officer also includes employer contributions to a qualified deferred compensation plan (401(k) plan) and auto allowance. Our 401(k) plan provides employees with an opportunity to defer compensation for retirement. Employees may contribute up to 87% of compensation, subject to IRS limits. We match 100% of the first 3% and 50% of the next 2% of eligible earnings that employees contribute to the 401(k) plan. Our 2014 Employee Stock Purchase Plan, as amended (the “2014 ESPP”), permits our employees and employees of our designated subsidiaries, which we refer to each as a “Participating Company,” to purchase our common stock at a discount equal to 85% of the lesser of (i) the market value of the shares on the offering date of such offering and (ii) the market value of the shares on the purchase date of such offering, subject to limits set by the Internal Revenue Code of 1986, as amended (the “Code”), and the 2014 ESPP.

(4) Mr. Johnston became our Senior Vice President and Chief Financial Officer on November 1, 2022. Mr. Johnston’s fiscal 2022 compensation is for the period of November 1, 2022 through December 31, 2022.

(5) Ms. Latham served as our Senior Vice President and Chief Financial Officer from January 2013 until her retirement effective August 31, 2022. Ms. Latham's fiscal 2022 compensation is for the period of January 1,

2022 through August 31, 2022. Other compensation earned by Ms. Latham includes severance compensation and consulting fees paid from September 1, 2022 through December 31, 2022.

Outstanding Equity Awards at Fiscal Year-End 2022

The following table sets forth information with respect to outstanding equity awards held by our named executive officers as of December 31, 2022.

		Option Awards
						Equity Incentive
						Plan Awards:
						Number of
						Securities
		Number of Securities				Underlying	Option	Option
		Underlying Unexercised Options (1)				Unexercised	Exercise	Expiration
Name	Grant Date	Exercisable		Unexercisable		Unearned Options	Price	Date
S. Ray Hatch	1/7/2016	250,000		—		—	$5.44	1/7/2026
	1/16/2018	100,000		—		—	$2.39	1/16/2028
	2/12/2019	150,000		—		—	$1.51	2/12/2029
	3/16/2020	106,667	(2)	53,333		—	$1.51	3/16/2030
	3/15/2021	26,667	(2)	53,333		—	$3.83	3/15/2031
	4/20/2022	—		52,500	(2)	—	$6.17	4/20/2032
David P. Sweitzer	10/3/2016	62,500		—		—	$2.08	10/3/2026
	10/2/2017	10,500		—		—	$1.17	10/2/2027
	1/16/2018	100,000		—		—	$2.39	1/16/2028
	10/15/2018	8,400	(3)	2,100		—	$2.62	10/15/2028
	2/12/2019	34,000		—		—	$1.51	2/12/2029
	10/3/2019	6,300	(4)	4,200		—	$2.45	10/3/2029
	3/16/2020	—		35,000	(2)	—	$1.51	3/16/2030
	3/15/2021	20,000	(2)	40,000		—	$3.83	3/15/2031
	4/20/2022	—		40,000	(2)	—	$6.17	4/20/2032
Brett W. Johnston	11/1/2022	—		25,000	(5)	—	$8.68	11/1/2032
Laurie L. Latham	1/2/2013	12,500		—		—	$21.20	1/2/2023
	10/18/2013	9,375		—		—	$16.40	10/18/2023
	12/17/2014	3,125		—		—	$11.60	12/17/2024
	12/16/2015	6,250		—		—	$6.40	12/16/2025
	12/16/2015	6,250		—		—	$6.40	12/16/2025
	1/12/2017	25,000		—		—	$2.50	1/12/2027
	1/12/2017	25,000		—		—	$2.50	1/12/2027
	1/16/2018	39,566		—		—	$2.39	1/16/2028
	2/12/2019	30,000		—		—	$1.51	2/12/2029
	3/16/2020	5,000		—		—	$1.51	3/16/2030
	3/15/2021	50,000		—		—	$3.83	3/15/2031

(1) Unless otherwise noted, all of the options granted to our named executive officers were granted under and are subject to the terms of our 2012 Plan.

(2) One-third of the total number of shares underlying this option vest on each of the first, second, and third anniversary of the date of grant.

(3) One-fifth of the total number of shares underlying this option vest on the anniversary of the date of grant until 2023. This option was not granted under the 2012 Plan.

(4) One-fifth of the total number of shares underlying this option vest on the anniversary of the date of grant until 2024. This option was not granted under the 2012 Plan.

(5) One-fifth of the total number of shares underlying this option vest on the anniversary of the date of the grant until 2027. This option was not granted under the 2012 Plan.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company. The Compensation Committee did not consider the pay versus performance disclosure when making its compensation decisions for the 2022 fiscal year. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our named executive officers.

The following table sets forth the compensation for our principal executive officer and the average compensation for certain of our other named executive officers, each as reported in the Summary Compensation Table and with certain adjustments to reflect compensation actually paid as defined under the SEC rules. The table also provides information with respect to cumulative total shareholder return (“TSR”) and Net Income (Loss).

Pay Versus Performance
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (4)	Value of Initial Fixed $100 Investment Based on TSR (5)	Net Income (Loss)
2022	$874,817	$860,601	$461,012	$339,036	$265	$(6,047,986)
2021	$985,918	$2,207,403	$635,978	$1,395,451	$300	$1,691,057

(1) The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Hatch (our Principal Executive Officer, or PEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation - Summary Compensation Table.”

(2) The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Hatch, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Hatch during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, refer to the following table for adjustments that were made to Mr. Hatch’s total compensation for each year to determine the compensation actually paid.

(3) The dollar amounts reported in column (d) represent the average of the amounts reported for our non-PEO named executive officers as a group (excluding Mr. Hatch) in the “Total” column of the Summary Compensation Table in each applicable year. The non-PEO named executive officers included for purposes of calculating the average amounts in 2022 were Messrs. Sweitzer and Johnston and Ms. Latham. The non-PEO named executive officers included for purposes of calculating the average amounts in 2021 were Mr. Sweitzer and Ms. Latham.

(4) The dollar amounts reported in column (e) represent the amount of “compensation actually paid” to the non-PEO named executive officers, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the non-PEO named executive officers during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, refer to the following table for adjustments that were made to the non-PEO named executive officers’ total compensation for each year to determine the compensation actually paid.

(5) TSR assumes $100 was invested in our common stock on December 31, 2020.

PEO Stock Award Adjustments
Year	Executive(s)	Summary Compensation Table Total (Average for Non-PEO Named Executive Officers)	Subtract Stock and Option Awards	Add Year-End Fair Value of Equity Awards Granted in Covered Year	Change in Value of Unvested Equity Awards Granted in Prior Years	Change in Value of Prior Year Equity Awards Vested in Covered Year	Compensation Actually Paid (Average for Non-PEO Named Executive Officers)
2022	PEO	$874,817	$(230,057)	$351,036	$(92,223)	$(42,972)	$860,601
2022	Non-PEO Named Executive Officers	$461,012	$(113,404)	$109,738	$(70,288)	$(48,022)	$339,036
2021	PEO	$985,918	$(214,838)	$638,271	$674,034	$124,018	$2,207,403
2021	Non-PEO Named Executive Officers	$635,978	$(148,952)	$326,513	$470,202	$111,710	$1,395,451

Relationships Between Executive Compensation Actually Paid and the Company’s Financial Performance Measures

Relationship Between Compensation Actually Paid and Net Income (Loss)

As displayed in our Pay Versus Performance Table, from 2021 to 2022, our net loss increased and the compensation actually paid to our PEO and Non-PEO Named Executive Officers also decreased between those years. This does not reflect a change in our compensation practices but is rather a function of a decrease in our stock price in 2022 versus 2021. A portion of the compensation actually paid to our PEO and Non-PEO Named Executive Officers are performance-based awards, as described under “2023 Bonus Plan for Senior Management”, which is based on the satisfaction of certain performance metrics. As such, though our PEO and Non-PEO Named Executive Officers achieved strong performance metrics, Net Loss increased significantly in 2022 over 2021 primarily as a result of interest costs and acquisition-related intangible amortization costs.

Additionally, we grant stock options to our PEO and Non-PEO Named Executive Officers. Due to the significant increase in our stock price from $2.31 at December 31, 2020 to $6.94 at December 31, 2021, the value of our option awards also increased significantly in 2021 resulting in higher compensation actually paid in 2021 than in 2022. Our stock price declined 12% to $6.11 from December 31, 2021 to December 31, 2022, which further accounts for much of the decrease in compensation actually paid in 2022.

Relationship Between Compensation Actually Paid and Company Total Shareholder Return

As outlined in the Pay Versus Performance Table, the fluctuations in the compensation values for our PEO and Non-PEO Named Executive Officers over the two-year period 2021 through 2022 align with the fluctuations in the Company’s TSR over this same period. A large component of our executive compensation is equity-based to align compensation with performance. We believe the equity-based compensation strongly aligns our PEO and Non-PEO Named Executive Officers’ interests with those of our stockholders to maximize long-term value and encourages long-term employment. In particular, we view stock options, which are an integral part of our executive compensation program, as related to the Company performance although not directly tied to TSR, because they provide value only if the market price of our common stock increases above the option exercise price and if the executive officer continues in our employment over the vesting period. The ultimate value of these equity awards, and the resulting impact on compensation actually paid, aligns with the Company’s TSR performance.

2023 BONUS PLAN FOR SENIOR MANAGEMENT

The bonuses paid to our named executive officers for fiscal 2022 were based on the satisfaction of certain performance metrics. The 2023 Bonus Plan for Senior Management of the Company and its subsidiaries (the “2023 Bonus Plan”) is designed to provide incentive compensation for our named executive officers. To be eligible for a bonus payout, the executive employee must be employed as of December 31 of the bonus plan year or as specified in an employment agreement with the employee.

The total potential bonus at target will be computed as a percentage of the respective executive’s total base salary as follows:

Chief Executive Officer	100%
Chief Operating Officer	80%
Chief Financial Officer	60%

Each eligible executive’s total potential bonus is computed as a percentage of total base salary received through the end of the applicable fiscal year.

The 2023 Bonus Plan is exclusively for the fiscal year ending December 31, 2023. The budget for 2023 will serve as the metrics for the 2023 Bonus Plan and the payout of any potential bonus will be dependent on the respective executives meeting certain performance thresholds. The bonus payout will be calculated based on the final audited numbers for the 2023 fiscal year, which are typically available on or before March 31 of the following year. The respective executive may elect to receive the bonus payout in cash or deferred stock units (DSUs) or in any combination thereof.

Employment and Other Agreements with Our Named Executive Officers

S. Ray Hatch

We entered into a Severance and Change in Control Agreement with Mr. Hatch, our President and Chief Executive Officer, on January 7, 2016, which was subsequently amended and restated on June 29, 2021. If we terminate Mr. Hatch’s employment for any reason other than for good cause (as defined in the agreement) or if Mr. Hatch voluntarily terminates his employment with us for good reason (as defined in the agreement), the agreement provides that (a) we will pay Mr. Hatch his salary for a period of 18 months following the effective date of such termination, (b) we will pay Mr. Hatch, at the same time as cash incentive bonuses are paid to other executives, a portion of the cash incentive bonus deemed by our Compensation Committee in the exercise of its sole discretion, to be earned by Mr. Hatch pro rata for the period commencing on the first day of our fiscal year for which the cash incentive bonus is calculated and ending on the effective date of such termination, (c) all unvested stock options held by Mr. Hatch in his capacity as an employee on the effective date of termination shall vest as of the effective date of the termination, (d) all unvested RSUs granted after the date of the agreement held by Mr. Hatch in his capacity as an employee on the date of the termination shall vest as of the effective date of the termination and the shares of Mr. Hatch’s common stock related to such RSUs shall be delivered to Mr. Hatch as soon as administratively practicable after the effective date of the termination but in no event later than March 15 of the year following the effective date of the termination and (e) we shall either (i) provide coverage under our medical plan to the extent provided for Mr. Hatch on the effective date of termination, such benefits to be received over a period of 18 months after the effective date of the termination or (ii) provide reimbursement for the COBRA premium for such coverage through the earlier of such 18-month period after the effective date of the termination or the COBRA eligibility period.

The agreement further provides that, in the event of a change in control of our company (as defined in the agreement), Mr. Hatch has the option to terminate his employment with us, unless (i) the provisions of the agreement remain in full force and effect as to Mr. Hatch and (ii) he suffers no reduction in his status, authority, or base salary following the change in control, provided that Mr. Hatch will be considered to suffer a reduction in his status, authority, or base salary, only if, after the change in control, (A) he is not the President and Chief Executive Officer of the company that succeeds to our business, (B) such company’s common stock is not listed on a national stock exchange (such as the New York Stock Exchange, the Nasdaq Stock Market, or the NYSE MKT), (C) such company in any material respect reduces Mr. Hatch’s status, authority, or base salary, or (D) as a result of the change in control, Mr. Hatch is required to relocate his principal place of business more than 50 miles from The Colony, Texas (or surrounding areas). If Mr. Hatch terminates his employment with us following a change in control or if we terminate his employment without good cause, in each case during the period commencing three months before and one year following the change in control, (A) we will pay Mr. Hatch’s base salary for a period of 18 months following the effective date of such termination, (B) we will pay Mr. Hatch an amount equal to the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination, (C) all unvested stock options held by Mr. Hatch in his capacity as an employee on the effective date of termination shall vest as of the effective date of the termination, and (D) all unvested RSUs, granted after the date hereof held by Mr. Hatch in his capacity as an employee on the effective date of termination shall vest as of the effective date of the termination.

The agreement also contains a provision that prohibits Mr. Hatch from competing with our company for a period of 18 months following the termination of his employment with our company for any reason. The agreement further contains a provision that prohibits Mr. Hatch from soliciting or hiring any of our employees for a period of 24 months following the termination of his employment with our company for any reason.

Brett W. Johnston

On May 12, 2023, we entered into a Severance and Change in Control Agreement with Brett W. Johnston, our Senior Vice President of Finance and Chief Financial Officer, effective as of the same date. If we terminate Mr. Johnston’s employment for any reason other than for good cause (as defined in the agreement) or if Mr. Johnston voluntarily terminates his employment with us for good reason (as defined in the agreement), the agreement provides that (a) we will pay Mr. Johnston his salary for a period of 12 months following the effective date of such termination and (b) we will pay Mr. Johnston, at the same time as cash incentive bonuses are paid to other executives, a portion of the cash incentive bonus deemed by our Compensation Committee in the exercise of its sole discretion, to be earned by Mr. Johnston pro rata for the period commencing on the first day of our fiscal year for which the cash incentive bonus is calculated and ending on the effective date of such termination.

The agreement further provides that, in the event of a change in control of our company (as defined in the agreement), Mr. Johnston has the option to terminate his employment with us, unless (i) the provisions of the agreement remain in full force and effect as to Mr. Johnston and (ii) he suffers no reduction in his status, authority, or base salary following the change in control, provided that Mr. Johnston will be considered to suffer a reduction in his status, authority, or base salary, only if, after the change in control, (A) he is not the Senior Vice President of Finance and Chief Financial Officer of the company that succeeds to our business, (B) such company’s common stock is not listed on a national stock exchange (such as the New York Stock Exchange, the Nasdaq Stock Market, or the NYSE MKT), (C) such company in any material respect reduces Mr. Johnston’s status, authority, or base salary, or (D) as a result of the change in control, Mr. Johnston is required to relocate his principal place of business more than 50 miles from The Colony, Texas (or surrounding areas). If Mr. Johnston terminates his employment with us following a change in control or if we terminate his employment without good cause, in each case during the period commencing three months before and one year following the change in control, (A) we will pay Mr. Johnston’s base salary for a period of 12 months following the effective date of such termination, (B) we will pay Mr. Johnston an amount equal to the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination; provided that in the event Mr. Johnston has not been employed by us for at least two fiscal years at the time of such termination, then the cash bonus shall be in an amount equal to Mr. Johnston’s target bonus for the fiscal year in which such termination occurred, (C) all unvested stock options held by Mr. Johnston in his capacity as an employee on the effective date of termination shall vest as of the effective date of the termination, and (D) all unvested restricted stock units granted after the date hereof held by Mr. Johnston in his capacity as an employee on the effective date of termination shall vest as of the effective date of the termination.

The agreement also contains a provision that prohibits Mr. Johnston from competing with our company for a period of 12 months following the termination of his employment with our company for any reason. The agreement further contains a provision that prohibits Mr. Johnston from soliciting or hiring any of our employees for a period of 24 months following the termination of his employment with our company for any reason.

Laurie L. Latham

On November 7, 2014, we entered into a Severance and Change in Control Agreement with Ms. Latham, our Senior Vice President and Chief Financial Officer, effective as of the same date. If we terminate Ms. Latham’s employment for any reason other than for good cause (as defined in the agreement) or if Ms. Latham voluntarily terminates her employment with us for good reason (as defined in the agreement), the agreement provides that (a) we will pay Ms. Latham her salary for a period of 12 months following the effective date of such termination and (b) we will pay Ms. Latham, at the same time as cash incentive bonuses are paid to other executives, a portion of the cash incentive bonus deemed by our Compensation Committee in the exercise of its sole discretion, to be earned by Ms. Latham pro rata for the period commencing on the first day of our fiscal year for which the cash incentive bonus is calculated and ending on the effective date of such termination.

The agreement further provides that, in the event of a change in control of our company (as defined in the agreement), Ms. Latham has the option to terminate her employment with us, unless (i) the provisions of the agreement remain in full force and effect as to Ms. Latham and (ii) she suffers no reduction in her status, authority, or base salary following the change in control, provided that Ms. Latham will be considered to suffer a reduction in her status, authority, or base salary, only if, after the change in control, (A) she is not the Senior Vice President and Chief Financial Officer of the company that succeeds to our business, (B) such company’s common stock is not listed on a national stock exchange (such as the New York Stock Exchange, the Nasdaq Stock Market, or the NYSE MKT), (C) such company in any material respect reduces Ms. Latham’s status, authority, or base salary, or (D) as a result of the change in control, Ms. Latham is required to relocate her principal place of business more than 50 miles from Frisco, Texas (or surrounding areas). If Ms. Latham terminates her employment with us following a change in control or if we terminate her employment without good cause, in each case during the period commencing three months before and one year following the change in control, (A) we will pay Ms. Latham’s base salary for a period of 12 months following the effective date of such termination, (B) we will pay Ms. Latham an amount equal to the average of her cash bonus paid for each of the two fiscal years immediately preceding her termination, (C) all unvested stock options held by Ms. Latham in her capacity as an employee on the effective date of termination shall vest as of the effective date of the termination, and (D) all unvested RSUs granted after the date of the agreement held by Ms. Latham in her capacity as an employee on the effective date of termination shall vest as of the effective date of the termination.

The agreement also contains a provision that prohibits Ms. Latham from competing with our company for a period of 12 months following the termination of her employment with our company for any reason. The agreement further contains a provision that prohibits Ms. Latham from soliciting or hiring any of our employees for a period of 24 months following the termination of her employment with our company for any reason.

On April 20, 2022, Ms. Latham informed us of her plans to retire from her positions with the Company effective August 31, 2022. On April 22, 2022, we entered into a Mutual Separation Agreement and Release (the “Separation Agreement”) with Ms. Latham in connection with Ms. Latham’s departure. Pursuant to the Separation Agreement, we agreed, in return for a customary general release and waiver in favor of the Company and customary post-employment covenants with respect to non-compete, non-solicitation, non-disparagement and confidential Company information, to (i) pay Ms. Latham the amounts due pursuant to Ms. Latham’s Severance and Change in Control Agreement, dated November 7, 2014, as modified by the Separation Agreement, and (ii) accelerate the vesting of all unvested stock options issued to Ms. Latham in 2020 and 2021.

David P. Sweitzer

On February 15, 2017, we entered into an executive agreement with David P. Sweitzer, our Executive Vice President and Chief Operating Officer, effective as of the same date. If we terminate Mr. Sweitzer’s employment for any reason other than for good cause (as defined in the agreement) or if Mr. Sweitzer voluntarily terminates his employment with us for good reason (as defined in the agreement), the agreement provides that (a) we will pay Mr. Sweitzer his salary for a period of 12 months following the effective date of such termination and (b) we will pay Mr. Sweitzer, at the same time as cash incentive bonuses are paid to other executives, a portion of the cash incentive bonus deemed by our Compensation Committee in the exercise of its sole discretion, to be earned by Mr. Sweitzer pro rata for the period commencing on the first day of our fiscal year for which the cash incentive bonus is calculated and ending on the effective date of such termination.

The agreement further provides that, in the event of a change in control of our company (as defined in the agreement), Mr. Sweitzer has the option to terminate his employment with us, unless (i) the provisions of the agreement remain in full force and effect as to Mr. Sweitzer and (ii) he suffers no reduction in his status, authority, or base salary following the change in control, provided that Mr. Sweitzer will be considered to suffer a reduction in his status, authority, or base salary, only if, after the change in control, (A) he is not the Executive Vice President and Chief Operating Officer of the company that succeeds to our business, (B) such company’s common stock is not listed on a national stock exchange (such as the New York Stock Exchange, the Nasdaq Stock Market, or the NYSE MKT), (C) such company in any material respect reduces Mr. Sweitzer’s status, authority, or base salary, or (D) as a result of the change in control, Mr. Sweitzer is required to relocate his principal place of business more than 50 miles from The Colony, Texas (or surrounding areas). If Mr. Sweitzer terminates his employment with us following a change in control or if we terminate his employment without good cause, in each case during the period commencing three months before and one year following the change in control, (A) we will pay Mr. Sweitzer’s base salary for a period of 12 months following the effective date of such termination, (B) we will pay Mr. Sweitzer an amount equal to the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination, (C) all unvested stock options held by Mr. Sweitzer in his capacity as an employee on the effective date of termination shall vest as of the effective date of the termination, and (D) all unvested RSUs granted after the date hereof held by Mr. Sweitzer in his capacity as an employee on the effective date of termination shall vest as of the effective date of the termination.

The agreement also contains a provision that prohibits Mr. Sweitzer from competing with our company for a period of 12 months following the termination of his employment with our company for any reason. The agreement further contains a provision that prohibits Mr. Sweitzer from soliciting or hiring any of our employees for a period of 24 months following the termination of his employment with our company for any reason.

The employment of all of our other officers is “at will” and may be terminated by us or the officer at any time, for any reason or no reason.

DIRECTOR COMPENSATION

During fiscal 2022, we paid each non-employee director a monthly retainer, which is currently equivalent to $37,474 annually. Currently, the non-employee Chairman of the Board receives an additional $173,040 per year; the non-employee Chair of the Audit Committee receives an additional $8,517 per year; the non-employee Chair of the Compensation Committee receives an additional $5,678 per year; the non-employee Chair of the Nominations and Corporate Governance Committee receives an additional $2,839 per year; the non-employee Chair of the Strategic Planning Committee receives an additional $5,678 per year; the non-Chair members of the Audit Committee each receive an additional $2,271 per year; the non-chair members of the Compensation Committee each receive an additional $1,703 per year; the non-Chair members of the Nominations and Corporate Governance Committee each receive an additional $1,136 per year; and the non-Chair members of the Strategic Planning Committee each receive an additional $1,703 per year. We also reimburse each non-employee director for travel and related expenses incurred in connection with attendance at Board of Director and committee meetings. Employees who also serve as directors receive no additional compensation for their services as a director.

In April 2019, in lieu of receiving cash for Chairman and committee retainers and fees for the period of May 2019 through April 2020, Mr. Friedberg received a 10-year option to purchase 94,787 shares of our common stock at an exercise price of $2.11 per share, with 1/12th to vest and become exercisable starting May 29, 2019 and on the last day of each month thereafter through April 2020. This grant reflects his annual cash-based compensation through April 2020.

Effective September 1, 2019, non-employee directors can elect to receive all or a portion of their annual retainers in the form of DSUs. The DSUs are recognized at their fair value on the date of grant. Director fees deferred into stock units are calculated and expensed each month by taking fees earned during the month and dividing by the closing price of our common stock on the last trading day of the month, rounded down to the nearest whole share. Each DSU represents the right to receive one share of our common stock following the completion of a director’s service.

We also compensate our non-employee directors in the form of stock-based compensation. In May 2020, Mr. Friedberg received a 10 year option to purchase 223,295 shares of our common stock at an exercise price of $1.48 per share, with 1/12th to vest and become exercisable on the last day of each month, commencing on the last day of the month in which the options were granted. In May 2020, each non-employee member (excluding Messrs. Friedberg and Nolan) of our Board of Directors at that time received 10 year options to purchase 37,915 shares of our common stock at an exercise price of $1.48 per share, with 1/12th to vest and become exercisable on the last day of each month, commencing on the last day of the month in which the options were granted. This grant reflects the annual stock-based compensation for those directors through May 2021. In May 2021, each non-employee member of our Board of Directors at that time received a fully vested DSU award to receive 15,000 shares of our common stock valued at $4.23 per share or $63,450. In July 2021, Mr. Culpepper became a non-employee member of our Board of Directors and at that time received a fully vested DSU award to receive 15,000 shares of our common stock valued at $6.93 per share or $103,950. These grants reflect the annual stock-based compensation for those directors through May 2022.

The following table sets forth the compensation earned or paid by us to each non-employee director for the fiscal year ended December 31, 2022. Mr. Hatch did not receive any compensation for his service on our Board of Directors.

	Fees Earned	Stock	Option
Name	or Paid in Cash	Awards (1)	Awards (2)	Total
Glenn A. Culpepper	$40,285	$—	$63,484	$103,769
Daniel M. Friedberg	$215,841	$—	$63,484	$279,325
Ronald L. Miller, Jr.	$44,784	$2,212	$63,484	$110,480
Stephen A. Nolan	$7,833	$36,930	$63,484	$108,247
Sarah R. Tomolonius	$40,285	$—	$63,484	$103,769

(1) The amounts in this column reflect the aggregate grant date fair value of stock awards (if any) granted to our non-employee directors during the fiscal year ended December 31, 2022, calculated in accordance with FASB ASC Topic 718, Stock Compensation in the form of DSUs or other stock awards. The DSUs valuation on the date of grant is calculated based on the Director fees elected by each Director to be deferred into stock units.

(2) The amounts in this column reflect the aggregate grant date fair value of option awards (if any) granted to our non-employee directors during the fiscal year ended December 31, 2022, calculated in accordance with FASB ASC Topic 718, Stock Compensation. The valuation assumptions used in determining such amounts are described in the footnotes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The amounts reported in this column do not correspond to the actual economic value that may be received by our non-employee directors from their option awards.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2022:

Option
Name	Awards
Glenn A. Culpepper	25,000
Daniel M. Friedberg	513,819
Ronald L. Miller, Jr.	144,790
Stephen A. Nolan	176,659
Sarah R. Tomolonius	138,650

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2022 with respect to our common stock that may be issued under our incentive compensation plans and under other option grants.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	3,021,803	$3.02	1,366,861
Equity compensation plans not approved by security holders	369,000	$4.80	—
Total	3,390,803	$3.23	1,366,861

(1)
Under our 2012 Plan, as amended, an aggregate of 4,830,437 shares of our common stock was authorized for issuance pursuant to awards granted under such plan. The number of available shares will be decreased by the number of shares with respect to which awards previously granted under such plan are terminated without being exercised prior to expiration or are surrendered in payment of any awards or any tax withholding with respect thereto. As of December 31, 2022, the number of securities to be issued upon exercise of outstanding options was 2,810,388 and the number of common stock shares to be issued under DSUs was 211,415. As of December 31, 2022, the aggregate number of shares of common stock available for future issuance pursuant to awards under our 2012 Plan was 1,153,698 and 213,163 shares of common stock reserved for issuance under our 2014 ESPP. Our 2014 ESPP authorizes the sale of up to 500,000 shares of our common stock to employees.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee, consisting of three independent directors. All of the members of the Audit Committee are “independent” of our company and management, as independence is defined in applicable rules of Nasdaq and the SEC.

The purpose of the Audit Committee is to assist the oversight of our Board of Directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent registered public accountant’s qualifications and independence, and the performance of our company’s independent registered public accountant. The primary responsibilities of the committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of the Board of Directors.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accountant is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements with management and the independent registered public accountant. The committee discussed with the independent registered public accountant the matters required to be discussed by the Public Company Accounting Oversight Board. This included a discussion of the independent registered public accountant’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent registered public accountant written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the committee concerning independence. The committee also discussed with the independent registered public accountant its independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent registered public accountant.

The committee discussed with the independent registered public accountant the overall scope and plans for its audit. The committee met with the independent registered public accountant, with and without management present, to discuss the results of the examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The committee held nine meetings during the fiscal year ended December 31, 2022.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board of Directors agreed, that the audited financial statements could be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

The report has been furnished by the Audit Committee of our Board of Directors.

Ronald L. Miller, Jr., Chairman

Stephen A. Nolan

Sarah R. Tomolonius

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares as of May 22, 2023 by (1) each director, nominee for director, and named executive officer of our company, (2) all directors (including the director nominee) and executive officers of our company as a group, and (3) each person known by us to own more than 5% of our common stock.

	Shares Beneficially Owned
Named Executive Officers and Directors (1):	Number (2)	Percentage (2)
S. Ray Hatch (3)	849,551	4.13%
Brett W. Johnston	—	*
Laurie L. Latham (4)	187,066	*
David P. Sweitzer (5)	340,969	1.70%
Daniel M. Friedberg (6)	3,341,366	16.48%
Glenn A. Culpepper (7)	40,000	*
Ronald L. Miller, Jr. (8)	163,071	*
Stephen A. Nolan (9)	300,508	1.50%
Sarah R. Tomolonius (10)	157,400	*
Audrey P. Dunning	—	*
All directors and executive officers as a group (8 persons) (11)	5,192,865	23.59%
5% Stockholders:
Wynnefield Partners Small Cap Value, L.P., et al (12)	2,570,734	13.02%
Pinnacle Family Office Investments, L.P. (13)	2,506,389	12.69%

* Less than 1% of the outstanding shares of common stock.

(1) Except as otherwise indicated, each person named in the table has the sole voting and investment power with respect to all common stock beneficially owned, subject to applicable community property law. Except as otherwise indicated, each person may be reached as follows: c/o Quest Resource Holding Corporation, 3481 Plano Parkway, The Colony, Texas 75056.

(2) The number of shares beneficially owned by each person or entity is determined under the rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. The number of shares shown includes, when applicable, shares owned of record by the identified person’s minor children and spouse and by other related individuals and entities over whose shares such person has custody, voting control, or power of disposition. The percentages shown are calculated based on 19,747,060 shares outstanding on May 22, 2023. The numbers and percentages shown include shares actually owned on May 22, 2023 and shares that the identified person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares that the identified person or group had the right to acquire within 60 days of May 22, 2023 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of shares owned by that person or group but are not deemed to be outstanding for the purpose of computing the percentage of shares of stock owned by any other person or group.

(3) Includes 730,833 shares issuable upon exercise of vested stock options and 85,367 deferred stock units.

(4) Represents 187,066 shares issuable upon exercise of vested stock options.

(5) Includes 310,033 shares issuable upon exercise of vested stock options and 22,425 deferred stock units.

(6) Consists of (a) 2,812,547 shares held by Hampstead Park Environmental Services Investment Fund LLC (“Hampstead Park Environmental”), (b) 513,819 shares issuable upon exercise of vested stock options, and (c) 15,000 deferred stock units.

(7) Consists of 25,000 shares issuable upon exercise of vested stock options and 15,000 deferred stock units.

(8) Includes 144,790 shares issuable upon exercise of vested stock options and 15,681 deferred stock units.

(9) Includes 176,659 shares issuable upon exercise of vested stock options and 56,849 deferred stock units.

(10) Includes 138,650 shares issuable upon exercise of vested stock options and 15,000 deferred stock units.

(11) Consists of (a) 2,927,759 shares held by the directors (excluding the new director nominee, Audrey P. Dunning) and current executive officers as a group, (b) 2,039,784 shares issuable upon exercise of vested stock options (excluding those held by former Chief Financial Officer, Laurie L. Latham), and (c) 225,322 deferred stock units.

(12) Based on the statement on Form 4 filed with the SEC on March 16, 2023 by Wynnefield Partners Small Cap Value, L.P, and affiliates. The address for Wynnefield Partners Small Cap Value, L.P, and affiliates is 450 Seventh Avenue, Suite 509, New York, NY 10123.

(13) Based on the statement on Form 4 filed with the SEC on May 11, 2022, by Pinnacle Family Office Investments, L.P. The address for Pinnacle Family Office Investments, L.P. is 5910 North Central Expressway, Suite 1475, Dallas, TX 75206.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Unless delegated to the Compensation Committee by our Board of Directors, the Audit Committee charter requires the Audit Committee to review and approve all related party transactions and to review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of our company, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by our company. We have a policy that we will not enter into any such transaction unless the transaction is determined by our disinterested directors to be fair to us or is approved by our disinterested directors or by our stockholders. Any determination by our disinterested directors is based on a review of the particular transaction, applicable laws and regulations, and policies of our company (including those set forth above under “Corporate Governance” or published on our website). As appropriate, the disinterested directors of the applicable committees of the Board of Directors shall consult with our legal counsel.

Our company has entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Nevada law, for certain liabilities to which they may become subject as a result of their affiliation with our company.

PROPOSAL TWO
ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Summary

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers (which consist of our principal executive officer, our principal financial officer, our former principal financial officer, and our other executive officer who was serving as an executive officer on December 31, 2022), as such compensation is disclosed in the “Executive Compensation” section of this proxy statement. Our executive compensation program is designed to enable us to attract, motivate, and retain highly qualified executives. This program provides long-term stock-based incentive compensation that focuses our executives’ efforts on building stockholder value by aligning their interests with those of our stockholders. The following is a summary of some of the key points of our executive compensation program. We urge our stockholders to review the “Executive Compensation” section of this proxy statement for more information.

Base Salaries. We target base salaries at levels required to attract, motivate, and retain highly qualified executives with base salaries generally set at levels below those of our peer companies, taking into account we are in the early stages of our corporate development.

Our long-term stock-based incentive compensation program is designed to align the interests of our management and the interests of our stockholders. We strongly believe in utilizing our common stock to tie executive rewards directly to our long-term success and increases in stockholder value. Grants of stock-based awards to our executive officers enable those executives to develop and maintain an ownership position in our common stock. Grants of stock-based awards are intended to result in limited rewards if the price of our common stock does not appreciate, but may provide substantial rewards to executives as our stockholders in general benefit from stock price appreciation. Grants of stock-based awards also are intended to align compensation with the price performance of our common stock. Historically, our stock-based compensation has been through the grant of stock options.

Board Recommendation

Our Board of Directors believes that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program is designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The following resolution is submitted for a stockholder vote at the meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the “Executive Compensation” section of this proxy statement.

The annual say-on-pay vote is advisory, and therefore not binding on our company, our Compensation Committee, or our Board of Directors. Although non-binding, the vote will provide information to our Compensation Committee and our Board of Directors regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our Compensation Committee and our Board of Directors will be able to consider when determining executive compensation for the years to come.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED

EXECUTIVE OFFICERS, AS DISCLOSED IN THE EXECUTIVE COMPENSATION SECTION OF THIS PROXY STATEMENT.

PROPOSAL THREE
APPROVAL OF AMENDMENT TO OUR 2012 INCENTIVE COMPENSATION PLAN

Background

Our 2012 Plan was adopted by our Board of Directors on October 18, 2012, and subsequently amended and restated by our Board of Directors on September 9, 2013, retroactive to October 18, 2012. Our stockholders approved our 2012 Plan on October 18, 2013. In 2017, our Board of Directors and stockholders voted to amend our 2012 Plan to increase the number of shares reserved for stock-based compensation under our 2012 Plan by 900,000 shares and in 2019, our Board of Directors and stockholders voted to amend our 2012 Plan to increase the number of shares reserved for stock-based compensation under our 2012 Plan by 3,000,000 shares. The purpose of our 2012 Plan is to assist us and our subsidiaries and other designated affiliates, which we refer to as “Related Entities,” in attracting, motivating, retaining, and rewarding high-quality executives and other employees, officers, directors, and individual consultants who provide services to us or our Related Entities, by enabling such persons to acquire or increase a proprietary interest in our company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value. As of December 31, 2022, there were outstanding issued but unexercised options under our 2012 Plan to acquire 3,021,803 shares of our common stock at a weighted average exercise price of $3.02 per share. As of December 31, 2022, 1,153,698 shares remained available for future grant under our 2012 Plan. As of May 22, 2023, there were outstanding issued but unexercised options under our 2012 Plan to acquire 3,140,268 shares of our common stock at a weighted average exercise price of $3.08 per share. As of May 22, 2023, 1,000,004 shares remained available for future grant under our 2012 Plan.

On April 21, 2023, in connection with his 2022 bonus compensation, the Board granted S. Ray Hatch, 11,782 DSUs, with the shares of common stock underlying such DSUs to be issued upon Mr. Hatch’s separation from service with our company (the “Hatch DSUs”).

On May 17, 2023, the Board granted each of Messrs. Hatch, Sweitzer and Johnston options to purchase 60,000, 52,500 and 40,000 shares our common stock, respectively, at an exercise price of $5.50 per share, such price being the closing price of our common stock and the fair market value as defined under the 2012 Plan on the May 17, 2023 grant date (the “Executive Options” and together with the Hatch DSUs, the “2023 Grants”). The Executive Options vest in one-third increments on each anniversary of the grant date, and shall become fully vested on May 17, 2026.

The 2023 Grants are conditioned only on the approval by the Company’s stockholders of this Proposal No. 3. As a result, if Proposal No. 3 is approved, the 2023 Grants described above will continue, and if Proposal No. 3 is not approved, the 2023 Grants will be cancelled and deemed void.

Summary of the Proposal

Our Board of Directors approved an amendment to our 2012 Plan on May 31, 2023, retroactive to October 18, 2022 and subject to approval by our stockholders at our 2023 Annual Meeting of Stockholders (the “Amendment”). We are seeking stockholder approval of the Amendment which extends the term of the 2012 Plan until October 18, 2024.

A copy of the Amendment is attached hereto as Annex A and is hereby incorporated into this proxy statement by reference.

Summary of our 2012 Plan

The material features of our 2012 Plan are outlined below, and this description is qualified in its entirety by reference to the full text of the 2012 Plan and the Amendment.

Awards. Our 2012 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, RSUs, bonus stock, dividend equivalents, other stock-based awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards. A total of 4,830,437 shares of our common stock are authorized for issuance under our 2012 Plan, of which 1,000,004 shares of our common stock are currently reserved and remain available for delivery under our 2012 Plan. Any shares under our 2012 Plan that are not issued because the awards terminate without the issuance of shares, or because of the withholding of shares to pay taxes or the exercise price of an award, will be available for issuance under our 2012 Plan.

Limitations on Awards. Our 2012 Plan imposes individual limitations on certain awards, in part to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Certain limits were originally intended to satisfy the “performance-based compensation” provisions of Section 162(m) of the Code. The “performance-based compensation” provisions of Section 162(m) of the Code were eliminated by the Tax Cuts and Jobs Act of 2017 for tax years commencing after December 31, 2017, except in respect of “grandfathered amounts” as determined pursuant to the Treasury regulations. The Company has granted awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, and has decided to retain the limits so as to not inadvertently lose grandfathered status for arrangements that continue to qualify for the “performance-based compensation” exception. Accordingly, certain provisions in our 2012 Plan that permitted awards to be granted or earned based on achievement of pre-established performance criteria that had previously been approved by stockholders remain in our 2012 Plan, but otherwise no longer have any practical effect and are not intended to apply to awards that are not considered to be grandfathered. More specifically, in any fiscal year during any part of which our 2012 Plan is in effect, no participant may be granted (1) stock options and/or stock appreciation rights with respect to more than 1,000,000 shares of our common stock, or (2) restricted stock, RSUs, performance awards and/or other stock-based awards that are intended to qualify as grandfathered “performance-based compensation” exempt from the deduction limitations imposed under Section 162(m) of the Code that may be settled by the issuance of more than 1,000,000 shares of our common stock, in each case, subject to adjustment in certain circumstances. The maximum amount of cash and the fair market value of property other than shares of our common stock that may be payable to any one participant in settlement of any restricted stock award, RSU award, performance award, and/or other stock-based award that are intended to qualify as grandfathered “performance-based compensation” exempt from the deduction limitations imposed under Section 162(m) of the Code, is (i) $2,000,000 with respect to any 12 month performance period (not prorated for any performance period that is less than 12 months), and (ii) with respect to any performance period that is more than 12 months, $5,000,000.

Notwithstanding any other provision of our 2012 Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any outside director during any fiscal year will not exceed $2,000,000 or 750,000 shares of our common stock.

Subject to adjustment as provided in our 2012 Plan, the maximum aggregate number of shares of our common stock that may be delivered under our 2012 Plan as a result of the exercise of incentive stock options granted under our 2012 Plan currently is 4,830,437 shares.

Except as otherwise provided in our 2012 Plan, the committee (as defined below) will not be permitted to (1) lower the exercise price of a stock option or the grant price of a stock appreciation right after it is granted, (2) cancel a stock option or stock appreciation right when the exercise or grant price exceeds the fair market value of the underlying shares of our common stock in exchange for cash or another award, (3) cancel a stock option or stock appreciation right in exchange for a stock option or stock appreciation right with an exercise or grant price that is less than the exercise or grant price of the original stock option or stock appreciation right, or (4) take any other action with respect to a stock option or stock appreciation right that may be treated as a repricing, without approval of our stockholders.

Capitalization Adjustments. In the event that any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spinoff, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event affects our common stock, then the committee (as defined below) will substitute, exchange, or adjust any or all of the following in such manner as it deems equitable: (1) the kind and number of shares available under our 2012 Plan; (2) the kind and number of shares subject to limitations on awards described in the preceding section; (3) the kind and number of shares subject to all outstanding awards; (4) the exercise price, grant price, or purchase price relating to any award; and (5) any other affected terms of awards.

Eligibility. The persons eligible to receive awards under our 2012 Plan consist of officers, directors, employees, and consultants who are natural persons providing bona fide services to us or our Related Entities. However, incentive stock options may be granted under our 2012 Plan only to our employees, including our officers who are employees. As of June 1, 2023, there are approximately 3 officers, 5 directors, 200 employees and 5 consultants eligible to participate in our 2012 Plan.

Administration. Our 2012 Plan will be administered by the compensation committee of our Board of Directors or a subcommittee thereof formed by the compensation committee, except to the extent our Board of Directors elects to administer our 2012 Plan (subject to limitations described in our 2012 Plan). The committee members will be (i) “non-employee directors” as defined by Rule 16b-3 under the Exchange Act, unless administration of our 2012 Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under our 2012 Plan, (ii) “outside directors” within the meaning of Section 162(m) of the Code, and (iii) “independent” as defined by the listing market on which shares of our common stock are listed for trading. Subject to the terms of our 2012 Plan, the committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to our 2012 Plan, and make all other determinations that may be necessary or advisable for the administration of our 2012 Plan. The committee may amend the terms of outstanding awards, in its discretion. Any amendment that adversely affects the rights of the award recipient, however, must receive the approval of such recipient.

Stock Options and Stock Appreciation Rights. The committee is authorized to grant stock options, including both incentive stock options and non-qualified stock options. In addition, the committee is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation of our common stock between the grant date and the exercise date of the stock appreciation right. The committee determines the exercise price per share subject to an option and the grant price of a stock appreciation right; however, the per share exercise price of an option or stock appreciation right must not be less than the fair market value of a share of our common stock on the grant date. The committee generally will fix the maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service, except that no option or stock appreciation right may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in any form of legal consideration specified by the committee, including cash, shares (including cancellation of a portion of the shares subject to the award), outstanding awards, or other property having a fair market value equal to the exercise price. Options may also be exercisable in connection with a broker-assisted sales transaction, or a cashless exercise, as determined by the committee. The committee determines methods of exercise and settlement and other terms of the stock appreciation rights.

Restricted Stock and Restricted Stock Units. The committee is authorized to grant restricted stock and RSUs. Restricted stock is a grant of shares of our common stock, which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of one of our stockholders, unless otherwise determined by the committee. An award of RSUs confers upon a participant the right to receive shares of our common stock at the end of a specified period or upon achievement of performance goals and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified period. Prior to settlement, an RSU award carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below. The committee determines all of the terms of the restricted stock and RSU awards subject to the terms of our 2012 Plan.

Dividend Equivalents. The committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our common stock, other awards, or other property equal in value to dividends paid on a specific number of shares of our common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, other than a stock option or stock appreciation right award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our common stock, awards, or otherwise as specified by the committee. Notwithstanding the foregoing, dividend equivalents credited in connection with an award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend equivalents have been credited. The committee determines all of the terms of the dividend equivalent awards subject to the terms of our 2012 Plan.

Bonus Stock and Awards in Lieu of Cash Obligations. The committee is authorized to grant shares of our common stock as a bonus free of restrictions for services performed for our company or to grant shares of our common stock or other awards in lieu of our obligations to pay cash under our 2012 Plan or other plans or compensatory arrangements, subject to such terms as the committee may specify.

Other Stock Based Awards. The committee is authorized to grant awards under our 2012 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. The committee determines the terms and conditions of such awards.

Performance Awards. The committee is authorized to grant performance awards to participants on terms and conditions established by the committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of shares of our common stock (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares of our common stock or other property, or any combination thereof, as determined by the committee.

The granting and/or vesting of certain awards of restricted stock, restricted stock units, and other incentives under our 2012 Plan may be made subject to the attainment of performance goals relating to one or more business criteria that were originally intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code. As noted earlier in this proposal, the “performance-based compensation” provisions of Section 162(m) of the Code were eliminated by the Tax Cuts and Jobs Act of 2017 for tax years commencing after December 31, 2017, except in respect of “grandfathered amounts” as determined pursuant to the Treasury regulations. The Company has granted awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, and has decided to retain provisions relating to Section 162(m) of the Code that no longer apply to future awards so as to not inadvertently lose grandfathered status for arrangements that continue to qualify for the “performance-based compensation” exception. Accordingly, certain provisions in our 2012 Plan that permitted awards to be granted or earned based on achievement of pre-established performance criteria that had previously been approved by stockholders remain in our 2012 Plan, but otherwise no longer have any practical effect and are not intended to apply to awards that are not considered to be grandfathered. To the extent necessary to comply with the “performance-based compensation” provisions of Section 162(m) of the Code for any grandfathered awards, following the completion of each performance period applicable to such awards, the committee will certify in writing whether the applicable performance goals have been achieved for such performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.

Other Terms of Awards. Awards may be settled in the form of cash, shares of our common stock, other awards, or other property in the discretion of the committee. Awards under our 2012 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of our common stock, or other property in trusts or make other arrangements to provide for payment of our obligations under our 2012 Plan. The committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations.

Awards granted under our 2012 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the committee may, in its discretion, permit transfers of awards subject to any applicable legal restrictions.

Acceleration of Vesting; Change in Control. Upon the occurrence of a “change in control,” as defined in our 2012 Plan, any restrictions, deferral of settlement, and forfeiture conditions applicable to an award will lapse, and any performance goals and conditions applicable to an award will be deemed to have been met, as of the time of the change in control. Notwithstanding, unless the committee otherwise determines in a specific instance, each outstanding award will not be accelerated as described in foregoing sentence, if either (i) our company is the surviving entity in the change in control and the award continues to be outstanding after the change in control on substantially the same terms and conditions as were applicable immediately prior to the change in control or (ii) the successor company assumes or substitutes for the applicable award, as determined in accordance with our 2012 Plan. If and to the extent provided in an award agreement and on such terms and conditions as may be set forth in an award agreement, in the event a participant’s employment is terminated without “cause” by us or any Related Entity or by such successor company or by the participant for “good reason,” both terms as defined in our 2012 Plan, within 24 months following such change in control, each award held by such participant at the time of the change in control will be accelerated as described above.

Clawback of Benefits. We may (i) cause the cancellation of any award, (ii) require reimbursement of any award by a participant or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under our 2012 Plan or otherwise in accordance with any company policies that currently exist or that may from time to time be adopted or modified in the future by us and/or applicable law, or a Clawback Policy. In addition, a participant may be required to repay to our company certain previously paid compensation, whether provided under our 2012 Plan or an award agreement or otherwise, in accordance with any Clawback Policy. By accepting an award, a participant is also agreeing to be bound by any existing or future Clawback Policy adopted by us, or any amendments that may from time to time be made to the Clawback Policy in the future by us in our discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the participant’s award agreements may be unilaterally amended by us, without the participant’s consent, to the extent that we in our discretion determine to be necessary or appropriate to comply with any Clawback Policy.

If the participant, without our consent, while employed by or providing services to us or any Related Entity or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of our company or any Related Entity, as determined by the committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the award may, at the committee’s discretion, be canceled and (ii) the committee, in its discretion, may require the participant or other person to whom any payment has been made or shares of our common stock or other property have been transferred in connection with the award to forfeit and pay over to us, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any stock option or stock appreciation right and the value realized (whether or not taxable) on the vesting or payment of any other award during the time period specified in the award agreement or otherwise specified by the committee.

We subsequently adopted a Clawback Policy in May 2019. See “Corporate Governance – Clawback Policy” for more information.

Amendment and Termination. Our Board of Directors may amend, alter, suspend, discontinue, or terminate our 2012 Plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval will be obtained for any amendment or alteration if such approval is deemed necessary and advisable by our Board of Directors or any amendment for which stockholder approval is required by law or the primary stock exchange on which our common stock trades. Our 2012 Plan will terminate at the earliest of (i) such time as no shares of our common stock remain available for issuance under our 2012 Plan, (ii) termination of our 2012 Plan by our Board of Directors, or (c) the tenth anniversary of the effective date of our 2012 Plan, which was October 18, 2012. Except as otherwise permitted by our 2012 Plan or award agreement, amendments to our 2012 Plan or any award require the consent of the affected participant if the amendment has a material adverse effect on the participant’s previously granted and outstanding awards. If this proposal is approved by our stockholders, our 2012 Plan will be amended, retroactive to October 18, 2022, to terminate on October 18, 2024.

Summary of Certain Material U.S. Federal Income Tax Consequences

The federal income tax consequences to the Company and to recipients of various awards under our 2012 Plan are complex and subject to change. The following discussion is only a summary of some of the general rules applicable to our 2012 Plan, based on the Code and the U.S. Treasury regulations promulgated under the Code in effect as of the date of this proxy statement, all of which are subject to change, and is intended solely for the general information of the stockholders considering how to vote with respect to this proposal. The discussion below is not intended to be a complete analysis or discussion of all potential tax consequences, and does not discuss the tax consequences upon a participant’s death, or the provisions of the tax laws of any municipality, state or foreign country in which the participant may reside. Further, this summary is not intended as tax advice to recipients of awards under our 2012 Plan, who should consult their own tax advisors regarding the tax consequences based on individual circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares of our common stock acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares of our common stock on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.

Non-qualified Stock Options. A participant generally recognizes no taxable income as the result of the grant of a non-qualified stock option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares of our common stock on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares of our common stock acquired by the exercise of a non-qualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) should be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a non-qualified stock option or the sale of the shares acquired through the exercise of the non-qualified stock option.

Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of the shares should be capital gain or loss.

Restricted Stock. A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to

Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired. Upon the sale of shares of our common stock acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Units. There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares of our common stock issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Dividend Equivalents. Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. We generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Bonus Stock and Awards in Lieu of Cash Obligations and Other Stock-Based Awards. The taxation of these awards will depend on the specific terms of the award. Generally, the grant of bonus stock or awards in lieu of cash obligations will result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of common stock received, and a corresponding tax deduction by us subject to applicable limitations. With respect to other stock-based awards, generally, when the award is settled, the participant will recognize ordinary income equal to the fair market value of the shares or the cash provided on settlement and we should be entitled to a corresponding tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income subject to applicable limitations.

Performance Awards. The granting of a performance awards (whether payable in shares or cash) generally should not result in the recognition of taxable income by the recipient or a tax deduction by us subject to applicable limitations. The payment or settlement of these awards should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of common stock received, and a corresponding tax deduction by us subject to applicable limitations. However, if the shares covered by the award are not transferable and are subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company should be similar to the tax consequences of restricted stock awards described above.

Section 409A. Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under our 2012 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to but fails to comply with Section 409A of the Code, an additional 20% federal income tax will generally apply to the compensation recognized as ordinary income, plus an interest charge.

Section 162 Limitations. Section 162(m) of the Code generally limits our deductibility, for federal income tax purposes, of compensation paid to any covered employees in excess of $1 million per person per year. For taxable years beginning prior to January 1, 2018, certain compensation, including qualified “performance-based compensation,” was not subject to this annual deduction limit if certain requirements were met. Effective for tax years beginning after December 31, 2017, this $1 million annual deduction limit will apply unless the compensation qualifies for the transition grandfathered relief applicable to certain compensation arrangements in place as of November 2, 2017, including certain stock options and performance shares granted prior to such date, as determined under the Treasury regulations. However, we cannot guarantee that any compensation arrangements intended to qualify for the grandfathered exemption under Section 162(m) will actually receive such treatment.

New Plan Benefits

It is not possible to determine specific amounts that may be awarded in the future under our 2012 Plan because grants of awards under our 2012 Plan are at the discretion of the compensation committee of our Board of Directors or a subcommittee thereof formed by the compensation committee, except to the extent our Board of Directors elects to administer our 2012 Plan.

Please see the Fiscal 2022 Summary Compensation Table and Outstanding Equity Awards at Fiscal Year-End 2022 Table for information with respect to prior awards granted to our individual named executive officers under our 2012 Plan. Please see the Director Compensation Table for awards granted to our non-employee directors under our 2012 Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO OUR 2012 INCENTIVE COMPENSATION PLAN TO EXTEND THE TERM OF OUR 2012 INCENTIVE COMPENSATION PLAN.

PROPOSAL FOUR
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The firm of Semple, Marchal and Cooper, LLP, an independent registered public accounting firm, has audited the financial statements of our company and/or its predecessors since 2011. Our Audit Committee has appointed Semple, Marchal and Cooper, LLP to audit the consolidated financial statements of our company for the fiscal year ending December 31, 2023 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of Semple, Marchal and Cooper, LLP will be present at the meeting via telephone, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The Audit Committee has considered whether the provision of non-audit services by our independent registered public accountant is compatible with maintaining their independence.

Audit Fees and Audit-Related Fees

The aggregate fees billed to our company by Semple, Marchal and Cooper, LLP for the fiscal years ended December 31, 2022 and 2021 are as follows:

	2022	2021
Audit Fees (1)	$288,240	$206,960
Audit-Related Fees (2)	13,135	11,074
Tax Fees (3)	—
All Other Fees (4)	25,382	6,581
Total	$326,757	$224,615

(1) Audit fees consist of billings for professional services normally provided in connection with statutory and regulatory filings including (i) fees associated with the audits of our consolidated financial statements and (ii) fees associated with our quarterly reviews.

(2) Audit-related fees consist of billings for professional services for the review of SEC filings or other reports containing the audited financial statements including registration statements.

(3) Tax fees consist primarily of tax related advisory services.

(4) All other fees include general advisory professional services primarily related to research on accounting or other regulatory matters, and acquisition audits.

Audit Committee Pre-Approval Policies

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accountant. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accountant, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent registered public accountant to management.

Our Audit Committee requires that the independent registered public accountant, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

All of the services provided by Semple, Marchal and Cooper, LLP described above under the caption “Audit-Related Fees” were approved by our Board of Directors or by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF SEMPLE, MARCHAL AND COOPER, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF OUR COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Deadline for the Submission of Stockholder Proposals for Inclusion in our Proxy Statement for our 2024 Annual Meeting

If any stockholder intends to present a proposal to be considered for inclusion in our proxy material for our 2024 Annual Meeting of Stockholders, the proposal must comply with the requirements of Rule 14a-8 of Regulation 14A under the Exchange Act and must be submitted in writing by notice delivered to our Secretary at Quest Resource Holding Corporation, 3481 Plano Parkway, The Colony, Texas 75056, Attention: Secretary. Any such proposal must be received at least 120 days before the anniversary of the prior year’s proxy statement (by February 1, 2024), unless the date of our 2023 Annual Meeting of Stockholders is changed by more than 30 days from June 29, 2023, in which case, the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

Deadline and Procedures under our Bylaws for Stockholder Notice of Nomination of Director Candidates and for Other Proposals

Our bylaws establish an advance notice procedure for stockholders who wish to nominate persons for election as a director or to introduce an item of other business at our 2024 Annual Meeting of Stockholders, but do not intend for such nominee or business to be included in our proxy statement. To be timely under these procedures, notice of such nomination or business related to our 2024 Annual Meeting of Stockholders must comply with the requirements in our bylaws and must be received by us (a) no earlier than the close of business on March 31, 2024 and no later than the close of business on April 30, 2024; or (b) if our 2024 Annual Meeting of Stockholders is held before May 30, 2024 or after August 28, 2024, no earlier than the close of business on the 90th day prior to such annual meeting and no later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following the date on which public announcement of the date of such annual meeting is first made in order to be considered at such meeting. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

In addition to the requirements contained in our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 30, 2024 (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting).

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

If you and other stockholders of record with whom you share an address currently receive multiple copies of our proxy statement and annual report and would like to participate in our householding program, please contact

Continental Stock Transfer & Trust Company by calling (212) 509-4000, or by writing to Continental Stock Transfer & Trust Company, 1 State Street 30th Floor, New York, New York 10004. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our proxy statement and annual report, please contact Continental Stock Transfer & Trust Company as described above.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker, or other holder of record to request information about householding.

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote the shares they represent as our Board of Directors may recommend.

Dated: June 1, 2023

ANNEX A

AMENDMENT TO THE
QUEST RESOURCE HOLDING CORPORATION
2012 INCENTIVE COMPENSATION PLAN, AS AMENDED

In accordance with Section 10(f) of the Quest Resource Holding Corporation 2012 Incentive Compensation Plan, as amended (“Plan”), the Plan is hereby amended effective October 18, 2022 to read as follows:

Section 4(c)(v) of the Plan shall be amended and restated in its entirety to read as follows:

(v) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 4,830,437 Shares. In no event shall any Incentive Stock Options be granted under the Plan after the tenth anniversary of the later of the date on which (A) the Board adopts the Plan or (B) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

Section 10(p) of the Plan shall be amended and restated in its entirety to read as follows:

(p) Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan was adopted by the Board on October 18, 2012 and became effective on the Effective Date, provided that the Stockholder Approval Date occurs within 12 months of its adoption by the Board, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. The Plan shall terminate on October 18, 2024. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

QUEST RESOURCE HOLDING CORPORATION

By:
Title:
Date:

QUEST RESOURCE HOLDING CORPORATION, 3481 PLANO PARKWAY, THE COLONY, TX 75056
YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY

Your internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Votes submitted electronically over the internet must be received by 11:59 p.m. Eastern Time, on June 28, 2023

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL - Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Continental Stock Transfer & Title Company, Attn: Proxy Dept., 1 State Street, New York, NY 10004.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUEST RESOURCE HOLDING CORPORATION

Vote on Directors

1.	PROPOSAL 1: ELECTION OF DIRECTORS: To elect as directors all of the nominees listed below, each to serve for a three-year term expiring in 2026.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Nominees:

	01) Stephen A. Nolan 02) Audrey P. Dunning	☐ ☐	☐ ☐	☐ ☐

Vote on Proposals

2.	PROPOSAL 2: To provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2022 (“say-on-pay”).	For ☐	Against ☐	Abstain ☐

3.	PROPOSAL 3: To approve an amendment to our 2012 Incentive Compensation Plan to extend the term of our 2012 Incentive Compensation Plan.	For ☐	Against ☐	Abstain ☐

4.

PROPOSAL 4: To ratify the appointment of Semple, Marchal and Cooper, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending December 31, 2023.

		For ☐	Against ☐	Abstain ☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

NOTE: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

QUEST RESOURCE HOLDING CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2023 ANNUAL MEETING OF STOCKHOLDERS

June 29, 2023

The undersigned stockholder of QUEST RESOURCE HOLDING CORPORATION, a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated June 1, 2023, and hereby appoints Daniel M. Friedberg and S. Ray Hatch, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2023 Annual Meeting of Stockholders of the Company, to be held on Thursday, June 29, 2023, at 9.00 a.m., local time, at the offices of Quest Resource Holding Corporation, 3481 Plano Parkway, The Colony, Texas 75056, and at any adjournment or postponement thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the nominee directors, FOR the say-on-pay proposal, FOR the approval of an amendment to our 2012 Incentive Compensation Plan and FOR the ratification of the appointment of Semple, Marchal and Cooper, LLP as the independent registered public accountant of the Company for the fiscal year ending December 31, 2023, and as said proxies deem advisable on such other matters as may come before the meeting.

A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or postponement thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE DIRECTORS, “FOR” THE SAY-ON-PAY PROPOSAL, “FOR” THE APPROVAL OF AN AMENDMENT TO OUR 2012 INCENTIVE COMPENSATION PLAN, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF SEMPLE, MARCHAL AND COOPER, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side) CONTINUED AND TO BE SIGNED ON REVERSE SIDE.